Exhibit 5.1

Hunton Andrews Kurth LLP File No: 123601.0000001

August 10, 2022

Hall of Fame Resort & Entertainment Company

2626 Fulton Drive NW

Canton, Ohio 44718

Hall of Fame Resort & Entertainment Company

Registration Statement on Form S-3

We have acted as counsel to Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 on the date hereof (as amended or supplemented, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offer and sale of 50,888,826 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of: (i) 1,500,000 shares of Common Stock (the “Series E Shares”) that may be issued by the Company to certain Selling Stockholders (defined below) upon exercise of warrants issued by the Company March 1, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock, subject to adjustment (the “Series E Warrants”); (ii) 125,000 shares of Common Stock (the “Series G Shares”) that may be issued by the Company to a Selling Stockholder upon exercise of warrants issued by the Company June 8, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock, subject to adjustment (the “Series G Warrants”); and (iii) 49,263,826 shares of Common Stock (the “Selling Stockholder Shares”) registered for potential resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) consisting of:

(i)	6,240,868 shares of Common Stock (the “Term Loan Shares”) that are issuable upon conversion of the $8,751,763 principal amount, plus deferred accumulated interest at maturity of $609,539, Term Loan Agreement, at an original conversion price of $1.50, subject to adjustment;

(ii)	2,849,028 shares of Common Stock (the “IRG Split Note Shares”) that are issuable upon conversion of the $4,273,543 principal amount of the Amended Assigned IRG Note, at an original conversion price of $1.50, subject to adjustment;

(iii)	3,920,681 shares of Common Stock (the “JKP Split Note Shares”) that are issuable upon conversion of the $4,273,543 principal amount of the Amended Assigned JKP Note, at an original conversion price of $1.09 per share, subject to adjustment;

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON

LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

August 10, 2022

(iv)	9,655,344 shares of Common Stock (the “JKP Note Shares” and, together with the Term Loan Shares, the IRG Split Note Shares, and the JKP Split Note Shares, the “Convertible Debt Shares”) that are issuable upon conversion of the $8,394,836 principal amount, plus deferred accumulated interest at maturity of $2,129,490, of the JKP Promissory Note (together with the Term Loan Agreement, the Amended Assigned IRG Note, and the Amended Assigned JKP Note, the “Convertible Debt”), at an original conversion price of $1.09 per share, subject to adjustment;

(v)	330,000 issued and outstanding shares of Common Stock (the “Term Loan Commitment Fee Shares”) that were issued by the Company as part of the consideration for the Term Loan Amendment Number 6;

(vi)	125,000 issued and outstanding shares of Common Stock (the “IRG Split Note Commitment Fee Shares”) that were issued by the Company as part of the consideration for the Amended Assigned IRG Note;

(vii)	125,000 issued and outstanding shares of Common Stock (the “JKP Split Note Commitment Fee Shares”) that were issued by the Company as part of the consideration for the Amended Assigned JKP Note;

(viii)	280,000 issued and outstanding shares of Common Stock (the “JKP Note Commitment Fee Shares”) that were issued by the Company as part of the consideration for the Second Amendment to JKP Promissory Note;

(ix)	125,000 issued and outstanding shares of Common Stock (the “New Note Commitment Fee Shares” and, together with the Term Loan Commitment Fee Shares, the IRG Split Note Commitment Fee Shares, the JKP Split Note Commitment Fee Shares, and the JKP Note Commitment Fee Shares, the “Commitment Fee Shares”) that were issued by the Company as part of the consideration for a $4,000,000 loan (the “New Loan”) by Midwest Lender Fund, LLC (“MLF”), to HOF Village Center For Performance, LLC, a wholly-owned subsidiary of the Company (“HOF Village CFP”), which New Loan is evidenced by a promissory note (the “New Note”) issued by HOF Village CFP to MLF;

(x)	10,036,925 shares of Common Stock (the “Series C Warrant Shares”) that are issuable upon the exercise of the Amended and Restated Series C Warrants at $1.40 per share, subject to adjustment;

August 10, 2022

(xi)	2,450,980 shares of Common Stock (the “Series D Warrant Shares”) that are issuable upon the exercise of the Amended and Restated Series D Warrants at $6.90 per share, subject to adjustment;

(xii)	1,000,000 shares of Common Stock (the “Term Loan Series E Warrant Shares”) that are issuable upon the exercise of a Series E Warrant at $1.50 per share, subject to adjustment (the “Term Loan Warrants”), that was issued by the Company as part of the consideration for Term Loan Amendment Number 6;

(xiii)	500,000 shares of Common Stock (the “IRG Split Note Series E Warrant Shares”) that are issuable upon the exercise of a Series E Warrant at $1.50 per share, subject to adjustment (the “IRG Split Note Warrants”), that was issued by the Company as part of the consideration for the Amended Assigned IRG Note;

(xiv)	500,000 shares of Common Stock (the “JKP Split Note Series F Warrant Shares”) that are issuable upon the exercise of a Series F Warrant at $1.09 per share, subject to adjustment (the “JKP Split Note Warrants”), that was issued by the Company as part of the consideration for the Amended Assigned JKP Note;

(xv)	1,000,000 shares of Common Stock (the “JKP Note Series F Warrant Shares”) that are issuable upon the exercise of a Series F Warrant at $1.09 per share, subject to adjustment (the “JKP Promissory Note Warrants”), that was issued by the Company as part of the consideration for the Second Amendment to JKP Promissory Note;

(xvi)	125,000 shares of Common Stock (the “Series G Warrant Shares” and, together with the Series C Warrant Shares, the Series D Warrant Shares, the Term Loan Series E Warrant Shares, the IRG Split Note Series E Warrant Shares, the JKP Split Note Series F Warrant Shares, and the JKP Note Series F Warrant Shares, the “Warrant Shares”) that are issuable upon the exercise of a Series G Warrant at $1.50 per share, subject to adjustment (the “New Note Warrants” and, together with the Amended and Restated Series C Warrants, the Amended and Restated Series D Warrants, the Term Loan Warrants, the IRG Split Note Warrants, the JKP Split Note Warrants, and the JKP Promissory Note Warrants, the “Warrants”) that was issued by the Company as part of the consideration for the New Loan; and

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(xvii)	10,000,000 shares of Common Stock (the “Series C Convertible Preferred Shares”) that are issuable upon conversion of the Company’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), that were issued by the Company in exchange for the shares of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) held by CH Capital Lending, LLC, as part of the consideration for Term Loan Amendment Number 6.

Capitalized terms used herein but not otherwise defined have the same meanings as provided in the Registration Statement.

The Registered Shares may be offered and sold from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto (the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Registered Shares.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors, and (v) a certificate issued by the Secretary of State of the State of Delaware (the “Secretary of State”) on a recent date to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

August 10, 2022

As to factual matters, we have relied upon, and assumed the accuracy of: (i) representations included in the documents submitted to us; (ii) certificates of officers of the Company; and (iii) upon certificates of public officials, in each case without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.	The Series E Shares, when issued against payment therefor and delivered upon exercise of the Series E Warrants held by certain Selling Stockholders in accordance with the Series E Warrants, will be validly issued, fully paid and nonassessable.

3.	The Series G Shares, when issued against payment therefor and delivered upon exercise of the Series G Warrants held by a Selling Stockholder in accordance with the Series G Warrants, will be validly issued, fully paid and nonassessable.

4.	The Term Loan Shares, when issued and delivered upon conversion of the Term Loan in accordance with the Term Loan Agreement, will be validly issued, fully paid and nonassessable.

5.	The IRG Split Note Shares, when issued and delivered upon conversion of the Amended Assigned IRG Note held by a Selling Stockholder in accordance with the Amended Assigned IRG Note, will be validly issued, fully paid and nonassessable.

6.	The JKP Split Note Shares, when issued and delivered upon conversion of the Amended Assigned JKP Note held by a Selling Stockholder in accordance with the Amended Assigned JKP Note, will be validly issued, fully paid and nonassessable.

August 10, 2022

7.	The JKP Note Shares, when issued and delivered upon conversion of the JKP Promissory Note held by a Selling Stockholder in accordance with the JKP Promissory Note, will be validly issued, fully paid and nonassessable.

8.	The Commitment Fee Shares held by the Selling Stockholders have been validly issued and are fully paid and nonassessable.

9.	The Series C Warrant Shares, when issued against payment therefor and delivered upon exercise of the Amended and Restated Series C Warrants held by a Selling Stockholder in accordance with the Amended and Restated Series C Warrants, will be validly issued, fully paid and nonassessable.

10.	The Series D Warrant Shares, when issued against payment therefor and delivered upon exercise of the Amended and Restated Series D Warrants held by a Selling Stockholder in accordance with the Amended and Restated Series D Warrants, will be validly issued, fully paid and nonassessable.

11.	The Term Loan Series E Warrant Shares, when issued against payment therefor and delivered upon exercise of the Term Loan Warrants held by a Selling Stockholder in accordance with the Term Loan Warrants, will be validly issued, fully paid and nonassessable.

12.	The IRG Split Note Series E Warrant Shares, when issued against payment therefor and delivered upon exercise of the IRG Split Note Warrants held by a Selling Stockholder in accordance with the IRG Split Note Warrants, will be validly issued, fully paid and nonassessable.

13.	The JKP Split Note Series F Warrant Shares, when issued against payment therefor and delivered upon exercise of the JKP Split Note Warrants held by a Selling Stockholder in accordance with the JKP Split Note Warrants, will be validly issued, fully paid and nonassessable.

14.	The JKP Note Series F Warrant Shares, when issued against payment therefor and delivered upon exercise of the JKP Promissory Note Warrants held by a Selling Stockholder in accordance with the JKP Promissory Note Warrants, will be validly issued, fully paid and nonassessable.

15.	The Series G Warrant Shares, when issued against payment therefor and delivered upon exercise of the New Note Warrants held by a Selling Stockholder in accordance with the New Note Warrants, will be validly issued, fully paid and nonassessable.

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16.	The Series C Convertible Preferred Shares, when issued and delivered upon conversion of the Series C Preferred Stock held by a Selling Stockholder in accordance with the Certificate of Designations of the Series C Preferred Stock will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof, and we express no opinion with respect to any other laws.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. It is understood that this opinion is to be used only in connection with the offer and sale of Registered Shares while the Registration Statement is effective under the Securities Act. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP